As filed with the Securities and Exchange Commission on July 7, 1997

                                             Registration No. 333-12195

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                         ____________________

                            POST-EFFECTIVE
                            AMENDMENT NO. 1
                                  TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                         ____________________

                               ACC CORP.
        (Exact name of registrant as specified in its charter)

      DELAWARE                                            16-1175232
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)


                            400 WEST AVENUE
                      ROCHESTER, NEW YORK  14611
                            (716) 987-3000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           MICHAEL R. DALEY
                       EXECUTIVE VICE PRESIDENT
                      AND CHIEF FINANCIAL OFFICER
                               ACC CORP.
                            400 WEST AVENUE
                      ROCHESTER, NEW YORK  14611
                            (716) 987-3000
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                         ____________________

                              COPIES TO:

        JOHN C. PARTIGAN                       JERRY V. ELLIOTT
NIXON, HARGRAVE, DEVANS & DOYLE LLP           SHEARMAN & STERLING
         CLINTON SQUARE                      599 LEXINGTON AVENUE
      POST OFFICE BOX 1051                 NEW YORK, NEW YORK 10022
 ROCHESTER, NEW YORK  14603-1051                (212) 848-4000
         (716) 263-1000

____________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC:
From time to time after this Registration Statement becomes effective as determined by market conditions.
____________________

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                                ___________________

                                            CALCULATION OF REGISTRATION FEE
                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF   NUMBER OF SHARES TO BE  OFFERING PRICE PER     AGGREGATE OFFERING
    SECURITIES TO BE            REGISTERED             SHARE (1)              PRICE (1)        AMOUNT OF REGISTRATION
       REGISTERED                                                                                        FEE
Class A Common Stock, par
value $.015 per share        1,227,753                  $ 46.63           $ 57,250,122.39         $  19,741.56

Warrants to purchase
Class A Common Stock (2)

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon prices reported on the Nasdaq National Market on September 11, 1996.

(2) Warrants to purchase up to 195,000 shares of Class A Common Stock are held by certain of the Selling Shareholders. Prior to the closing of the offering, such warrants will be transferred to Morgan Stanley & Co. Incorporated, Wheat, First Securities, Inc. or other broker-dealers and exercised by the holders thereof upon payment to the Company of the aggregate exercise price in the amount of approximately $2.1 million. The shares issuable upon exercise of the warrants are included in the Shares registered hereunder.

                                  ____________________

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      The sole purpose of this Post-Effective Amendment No. 1 is to remove from registration the 33,031 shares of Class A Common Stock of the Company which remained unsold at the termination of the offering.

                                        SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this June 30, 1997.
                                          ACC CORP.


                                    By:   /S/  DAVID K. LANIAK
                                    ------------------------------
                                          David K. Laniak
                                          Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints David K. Laniak, Michael R. Daley and John J. Zimmer, and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                         TITLE                        DATE

/s/ David K. Laniak*            Chief Executive Officer        June 30, 1997
---------------------------     and Director (Principal
David K. Laniak                 Executive Officer)

----------------------------     Director                       June 30, 1997
Leslie D. Shroyer

/s/ Arunas A. Chesonis*         President and Chief Operating   June 30, 1997
----------------------------    Offider, and Director
Arunas A. Chesonis

/s/ Michael R. Daley            Executive Vice President and    June 30, 1997
----------------------------    Chief Financial Officer
Michael R. Daley                (Principal Financial and
                                Accounting Officer)

/s/ Hugh F. Bennett*            Director                        June 30, 1997
----------------------------

----------------------------    Director                        June __, 1997
Willard Z. Estey

/s/ Daniel D. Tessoni*          Director                        June 30, 1997
----------------------------
Daniel D. Tessoni

/s/ Robert M. Van Degna *       Director                        June 30, 1997
----------------------------
Robert M. Van Degna

*By: /s/ Michael R. Daley
-----------------------------
Michael R. Daley,
Attorney-in-Fact